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                      GENERAL CREDIT AND SECURITY AGREEMENT

        THIS AGREEMENT, dated as of November 19, 1998, between SPECTRUM Commercial Services, a division of Lyon Financial Services, Inc., a Minnesota corporation, having its mailing address and principal place of business at 7900 International Drive, Suite 890, Bloomington, Minnesota 55425-1581 (herein called "Lender"), and FieldWorks, Incorporated, a Minnesota corporation, having the mailing address and principal place of business at 7631 Anagram Drive, Eden Prairie, Minnesota 55344 (herein called "Borrower").


        1. Agreement. This Agreement states the terms and conditions under which Borrower may obtain certain loans and/or other credit extensions from Lender.

        2. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                "Advance(s)" shall have the meaning provided in Paragraph 4(a).

                "Affiliate" shall include, with respect to any party, any Person which directly or indirectly controls, is controlled by, or is under common control with such party and, in addition, in the case of Borrower, each officer, director or shareholder of Borrower, and each joint venturer and partner of Borrower.

                "Borrower" shall have the meaning provided in the preamble hereto.

                "Borrowing Base" shall mean the sum of (i) Seventy Five percent (75%) of the net amount of Eligible Receivables or such greater or lesser percentage as Lender, in its sole discretion, shall deem appropriate, plus (ii) the lesser of (x) Six Hundred Thousand and No/100ths Dollars ($600,000.00) or (y) Thirty percent (30%) of the net amount of Eligible Inventory, or such greater or lesser dollars and/or percentage as Lender, in its sole discretion, shall deem appropriate.

                "Business Day" shall mean any day on which major commercial banks in Minneapolis, Minnesota are open for the transaction of business of the kind contemplated by this Agreement.

                "Chattel Paper" shall have the meaning ascribed to such term in
        Article 9 of the Commercial Code.

                "Closing Date" shall mean the day specified by Borrower on which all of the conditions precedent specified in Paragraph 21 shall have been satisfied.

                "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                "Commercial Code" shall mean the Uniform Commercial Code as enacted in the State of Minnesota, as amended from time to time.

                "Consolidated" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) any Person, mean the accounts of such Person and its subsidiaries, determined on a consolidated basis, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statement as to such accounts, in accordance with GAAP.

                "Contingent Obligations" shall mean, with respect to any Person, all of such Person's liabilities and obligations which are contingent upon and will not mature unless and until the occurrence of some event or circumstance and which are not included within the definition of Liabilities of such Person.

                "Customer(s)" shall have the meaning provided in Paragraph 7(a).

                "Default" shall mean any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

                "Eligible Inventory" shall mean the dollar value of only that Inventory in which only Lender holds a senior security interest and as to which Lender, in its sole discretion, shall elect from time to time to constitute Eligible Inventory. Without limiting the discretion of Lender to consider any Inventory not to be Eligible Inventory, and by way of example of types of Inventory that Lender will consider not to be Eligible Inventory, Lender, notwithstanding any earlier classification of eligibility, may consider any Inventory not to be Eligible Inventory if: (i) such Inventory does not constitute finished goods or such Inventory does not constitute raw materials that are to be used or consumed in the normal course in the processing of such raw materials into finished goods which, upon completion, will constitute Eligible Inventory; (ii) such Inventory does not meet all standards imposed by any governmental agency having regulatory authority over such goods and/or their use, manufacture or sale; (iii) such Inventory has not been physically received by Borrower at Borrower's principal offices in Eden Prairie, Minnesota; (iv) such Inventory is not currently usable or currently salable in the normal course of Borrower's operations; (v) such Inventory is on consignment to or from any other Person or is subject to any bailment; (vi) such Inventory is subject to any lien, Security Interest or other encumbrance whatsoever, except for the security interest of Lender under this Agreement; (vii) such Inventory has been sold to any other person; or (viii) such Inventory is located in a place other than Borrower's warehouse/principal place of business in Eden Prairie, Minnesota, or (ix) such inventory is specialty, custom, or limited purpose software and hardware. The value of Eligible Inventory shall be the lower of the cost or market value

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        of the Eligible Inventory computed on a first-in, first-out basis in accordance with generally accepted accounting principles on the basis of the most recent inventory certificates delivered to Lender pursuant to Paragraph 17(a)(v).

                "Eligible Receivables" shall mean the dollar value of only such Receivables of Borrower arising from the sale and actual shipment of Inventory or the full and complete rendition of services in the ordinary course of business which has been fully performed by Borrower and in which only Lender holds a senior security interest and as to which Lender, in its sole discretion, shall from time to time determine to be Eligible Receivables. Without limiting the discretion of Lender to consider any Receivable not to be an Eligible Receivable, and by way of example only of types of Receivables that Lender will consider not to be Eligible Receivables, Lender, notwithstanding any earlier classification of eligibility may consider any Receivable not to be an Eligible Receivable if: (i) any warranty is breached as to the Receivable; (ii) the Receivable is not paid by the account debtor within the earlier of 120 days from the date of the invoice relating to such Receivable or 60 days from the due date of the invoice relating to such Receivable; (iii) the account debtor disputes liability or makes any claim with respect to the Receivable, provided that such Receivable shall only be ineligible up to the amount of such dispute or claim; (iv) a petition in bankruptcy or other application for relief under any insolvency law is filed with respect to the account debtor owing the Receivable; (v) the account debtor on the Receivable makes an assignment for the benefit of creditors, becomes insolvent, fails, suspends, or goes out of business;
        (vi) the Receivable arises from a sale to an account debtor outside the United States, unless the sale is backed by an acceptable letter of credit; (vii) the Receivable is owed by an account debtor who owes Receivables of which more than 10% are more than 90 days past the date of the invoices relating to such Receivables; (viii) the account debtor is an Affiliate or employee of Borrower; (ix) the account debtor is also a supplier or creditor of Borrower; (x) the account debtor is the United States of America, or any department or any agency of any thereof, unless Borrower has complied with the Assignment of Claims Act to Lender's satisfaction; or (xi) the Receivable is either a consignment Receivable or a bonded Receivable or a retainage.

                "Equipment" shall have the meaning provided in Paragraph 3.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

                "ERISA Affiliate" shall mean, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of Section 414 of the Code, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                "ERISA Event" shall mean: (a) a Reportable Event described in
        Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations); (b) the withdrawal of Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA; or (e) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                "Event of Default" shall have the meaning provided in Paragraph 20.

                "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the audited financial statements delivered to Lender pursuant to Paragraph 16(h). Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

                "General Intangibles" shall have the meaning provided in Paragraph 3.

                "Guarantor" NONE.

                "Independent Public Accountants" shall mean Arthur Andersen, LLP or any other firm of independent public accountants which is acceptable to Lender.

                "Inventory" shall have the meaning provided in Paragraph 3.

                "Liabilities" of any Person shall mean those items which, in accordance with GAAP, appear as liabilities on a balance sheet.

                "Facility Fee" shall have the meaning provided in Paragraph 17.

                "Loan Administration Fee" shall have the meaning provided in Paragraph 17.

                "Loan Document(s)" shall mean individually or collectively, as the case may be, this Agreement, the Note, the Validity Guarantees, and any and all other documents executed, delivered or referred to herein or therein, as originally executed and as amended, modified or supplemented from time to time.

                "Material Adverse Occurrence" shall mean any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which Lender shall determine, in its sole discretion, could materially adversely affect the present or prospective financial condition or operations of Borrower or a Guarantor or impair the ability of Borrower or a Guarantor to perform its obligations under this Agreement or any other Loan Document.

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                "Maturity Date" shall mean November 18, 2000, provided, however, that Borrower shall have the option to extend the Maturity Date for subsequent twelve month periods, unless Lender (in its sole and absolute discretion) notifies Borrower at least sixty days prior to the then current Maturity Date that the extension shall not be available and in that event, no extension shall occur. In any event, the extension option shall not be available if, as of the then current Maturity Date (i) an Event of Default has occurred and is continuing (whether or not Lender has notified Borrower of such default), or (ii) this Agreement has previously terminated as provided in Paragraph 23, or (iii) Lender has, in its sole and absolute discretion, demanded payment of amounts owed hereunder. Should Borrower have the option to extend the Maturity Date and choose to do so, than Borrower shall notify Lender of its request for an extension at least 60 days before the then current Maturity Date and, prior to the then current Maturity Date, shall have executed a new or amended promissory note reflecting the extended Maturity Date and which contains substantially the same terms as the Note then in effect.

                "Maximum Principal Amount" shall mean, at any date, Three Million and No/100ths Dollars ($3,000,000.00).

                "Monthly Payment Date" shall mean the first day of each month.

                "Multi-employer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

                "Net Profit" or "Net Loss" for any period shall mean net income or loss for such period, determined in accordance with GAAP excluding, however, (i) extraordinary gains (including but not limited to the conversion of debt to equity, the forgiveness of debt and the like), and
        (ii) gains (whether or not extraordinary) from sales or other dispositions of assets other than the sale of Inventory in the ordinary course of Borrower's business.

                "Note" shall mean Borrower's revolving or promissory note of even date payable to the order of Lender to evidence the Advances, including any replacements, substitutions or amendments thereof.

                "Obligations" shall have the meaning provided in Paragraph 3.

                "Participant" shall mean each Person who purchases a participation interest from Lender in the obligations.

                "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor board, authority, agency, officer or official of the United States administering the principal functions assigned on the date hereof to the Pension Benefit Guaranty Corporation under ERISA.

                "Person" shall mean any natural person, corporation, firm, partnership, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                "Plan" shall mean each employee benefit plan or other class of benefits covered by Title IV of ERISA, in either case whether now in existence or hereafter instituted, of Borrower or any of its Subsidiaries.

                "Prime Rate" shall mean the publicly announced base rate (or other publicly announced reference rate) charged by Norwest Bank Minnesota, National Association; Borrower acknowledges that the Prime Rate may not be the lowest rate made available by Lender to its customers and that Lender may lend to its customers at rates that are at, above or below the Prime Rate.

                "Receivables" shall have the meaning provided in Paragraph 3(a).

                "Reportable Event" shall have the meaning given to that term in Title IV of ERISA.

                "Security Interest" shall mean any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever (including, without limitation, the lien or retained security title of a conditional vendor) whether arising under a security instrument or as a matter of law, judicial process or otherwise or the agreement by Borrower to grant any lien, security interest or pledge, mortgage or encumber any asset.

                "Subordinated Debt" shall mean indebtedness of Borrower for borrowed money which is subordinated to the Obligations on terms satisfactory to Lender in its sole discretion.

                "Subsidiary" of any Person shall mean any other corporation of which more than 50% of the outstanding shares of capital stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person, by such Person and one or more Subsidiaries, or by one or more other Subsidiaries.

                "Termination Date" shall mean the earliest of (i) the Maturity Date or (ii) the date upon which Lender's obligation to make Advances is terminated pursuant to Paragraph 20, or (iii) the date upon which the obligations are declared to be due and payable (or automatically become due and payable) upon the occurrence of an Event of Default as provided in Paragraph 20 or otherwise, or (iv) the date upon which this Agreement terminates as provided in Paragraph 23, or (v) upon demand by Lender in its sole and absolute discretion.

                "Withdrawal Liability" shall have the meaning given to that term in Title IV of ERISA.

                "Working Capital" at any date shall mean Current Assets at such date minus Current Liabilities at such date.

        3. Security. As security for all present and future sums loaned or advanced by Lender to Borrower and for

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all other obligations now or hereafter chargeable to Borrower's loan account hereunder, and all other obligations and liabilities of any and every kind of Borrower to Lender, due or to become due, direct or indirect, absolute or contingent, joint or several, howsoever created, arising or evidenced, now existing or hereafter at any time created, arising or incurred (herein called "Obligations'), Borrower hereby grants to Lender a security interest in and to the following property:

                (a) All Receivables of Borrower now owned or hereafter acquired or arising, together with all customer lists, original books and records, ledger and account cards, computer tapes, discs, printouts and records, whether now in existence or hereafter created. "Receivables" means all rights of Borrower to the payment of money, whether or not earned and howsoever evidenced or arising, including (without limitation) all present and future "Accounts", accounts receivable, "Chattel Paper", "Instruments", and rights to payment which are "General Intangibles" (as those terms are used in the Commercial Code), all security therefor and all of Borrower's rights as an unpaid seller of goods (including rescission, replevin, reclamation and stopping in transit) and all of Borrower's rights to any goods represented by any of the foregoing including returned or repossessed goods;

                (b) All Inventory of Borrower, whether now owned or hereafter acquired and wherever located. "Inventory" includes all Goods (as defined in Article 9 of the Commercial Code) intended for sale or lease or to be furnished under contracts of service, all raw materials and work in process therefor, all finished goods thereof, all materials and supplies of every nature used or usable or consumed or consumable in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such Goods, and all accessories thereto and all documents of title therefor evidencing the same;

                (c) All Equipment of Borrower, whether now owned or hereafter acquired and wherever located. "Equipment" includes all of Borrower's Goods other than Inventory, all replacements and substitutions therefor and all accessions thereto, and specifically includes, without limitation, all present and future machinery, equipment, vehicles, manufacturing equipment, shop equipment, office and record keeping equipment, furniture, fixtures, parts, tools and all other Goods (except Inventory) used or acquired for use by Borrower for any business or enterprise;

                (d) All General Intangibles and Deposit Accounts (as defined in
        Article 9 of the Commercial Code) of Borrower, whether now owned or hereafter acquired, including (without limitation) all present and future domestic and foreign patents, patent applications, trademarks, trademark applications, copyrights, trade names, trade secrets, patent and trademark licenses (whether Borrower is licensor or licensee), shop drawings, engineering drawings, blueprints, specifications, parts lists, manuals, operating instructions, customer and supplier lists, licenses, permits, franchises, the right to use Borrower's corporate name and the goodwill of Borrower's business; and

                (e) All Investment Property (as defined in the Commercial Code) including but not limited to stock and other securities evidencing ownership of any other organization, company or entity as well as all amendments, extensions, renewals and replacements of the above, together with all certificates, other instruments, options, rights, interest, and other distributions issued as an addition to, in substitution or in exchange for, or on account of, the same, all whether now existing or hereafter arising and whether now owned or hereafter acquired; and

                (f) All products and proceeds of any and all of the foregoing and all products and proceeds of any other Collateral (as hereinafter defined) including the proceeds of any insurance covering any of the Collateral, as well as all Deposit Accounts (as defined in the Commercial Code), money, cash, and the like.

All such Receivables, Inventory, Equipment, General Intangibles, Investment Property, Deposit Accounts, products and proceeds, together with all other assets and properties of Borrower in or on which Lender is now or hereafter granted a security interest, mortgage, lien or encumbrance pursuant to this Agreement or otherwise, are hereinafter sometimes referred to as "Collateral".

        4. Advances.

                (a) At the request of Borrower, Lender agrees, subject to the terms and conditions hereinafter set forth, to make loans (each such loan being herein sometimes called individually an "Advance" and collectively the "Advances") to Borrower from time to time on any Business Day during the period from the date hereof and ending on the Termination Date; provided, however, that Lender shall not be required to make any ------------------ Advance if, after giving effect to such Advance, the aggregate unpaid principal amount of Advances outstanding would exceed the lesser of the Borrowing Base or the Maximum Principal Amount. The amount of each such Advance shall be charged to Borrower's loan account. Borrower acknowledges that Lender may, but shall not be obligated to, make an Advance at any time in an amount equal to any overdraft in any account of Borrower maintained with Lender or any Participant even if the aggregate unpaid principal amount of Advances exceeds or would exceed the Borrowing Base or the Maximum Principal Amount.

                (b) In order to obtain an Advance, Borrower shall give written or telephonic notice to Lender, by not later than 11:00 a.m. (Minneapolis time) on the day before the requested Advance is to be

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

        made. Lender, shall make such Advance by transferring the amount thereof in immediately available funds for credit to Borrower's account (other than a payroll account), as specified in such notice. At the request of Lender, Borrower shall confirm in writing any telephonic notice.

                (c) The obligation of Lender to make Advances shall terminate on the Termination Date.

                (d) If at any time the sum of the aggregate outstanding principal balance of the Advances exceeds the lesser of (i) the Maximum Principal Amount or (ii) the Borrowing Base, then Borrower agrees to make, on demand, a principal repayment on the Advances in an amount equal to such excess together with accrued interest on the amount repaid to the date of repayment. Borrower agrees that, on the Termination Date (or earlier upon demand), it will repay the entire outstanding principal balance of the Advances together with accrued interest thereon and all accrued fees without presentment or demand for payment, notice of dishonor, protest or notice of protest, all of which are hereby waived.

                (e) The Advances shall be evidenced by the Note made by Borrower payable to the order of Lender in a principal amount equal to the Maximum Principal Amount; subject, however, to the provisions of the Note to the effect that the principal amount payable thereunder at any time shall not exceed the then unpaid principal amount of all Advances made by Lender. Borrower hereby irrevocably authorizes Lender to make or cause to be made, at or about the time of each Advance made by Lender, an appropriate notation on the records of Lender, reflecting the principal amount of such Advance, and Lender shall make or cause to be made, on or about the time of receipt of payment of any principal of the Note, an appropriate notation on its records reflecting such payment. The aggregate amount of all Advances set forth on the records of Lender shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note.

        4A. Demand Facility. All interest, principal, Advances, and any other amounts owing hereunder are due ON DEMAND and Lender specifically reserves the absolute right to demand payment of all such amounts at any time, with or without advance notice, for any reason or no reason whatsoever. Lender's right to make such demand is not exclusive and Lender may coincidentally or separately from such demand make further demand for payment pursuant to Paragraph 20 or otherwise hereunder and, further, amounts may become due hereunder (pursuant to Paragraph 20 or otherwise) without a demand by Lender, as provided in this agreement.

        5. Interest. Borrower agrees to pay interest on the outstanding principal amount of the Note, at the close of each day at a fluctuating rate per annum (computed on the basis of actual number of days elapsed and a year of 360 days) which is at all times equal to Three Percent (3%) in excess of the Prime Rate; each change in such fluctuating rate caused by a change in the Prime Rate to occur simultaneously with the change in the Prime Rate (the "Initial Rate"); provided, however, that (i) in no event shall the Initial Rate or the Adjusted Rate in effect hereunder at any time be less than 9% per annum; and (ii) interest payable hereunder with respect to each calendar month shall not be less than $5,950.00 regardless of the amount of loans, Advances or other credit extensions that actually may have been outstanding during the month. Interest accrued through the last day of each month will be due and payable to Lender on the next Monthly Payment Date. Interest shall also be payable on the Maturity Date or on any earlier Termination Date. Interest accrued after the Maturity Date or earlier Termination Date shall be payable on Demand. Interest may be charged to Borrower's loan account as an Advance at Lender's option, whether or not Borrower then has the right to obtain an Advance pursuant to the terms of this Agreement.

In the event Borrower earns "Net Profit" for the 12 months ending October 31, 1999 of at least One Million Dollars ($1,000,000) and evidences such profit by delivering to Lender a financial statement prepared according to GAAP that reflects the required Net Profit, and provided no Event of Default exists, then upon Borrower's written request, the Initial Rate shall be reduced to Two and One Half percent (2 1/2%) in excess of the Prime Rate (the "Adjusted Rate") commencing with the next scheduled Monthly Payment Date following Lender's receipt of Borrower's written request.

Notwithstanding the foregoing, after an Event of Default occurs and during its continuance, the Note shall bear interest until paid at 3% per annum in excess of the rate otherwise then in effect, which rate shall continue to vary based on further changes in the Prime Rate; provided, however, that after an Event of Default, (i) in no event shall the interest rate in effect under the Note at any time be less than 14% per annum; and (ii) interest payable under the Note with respect to each calendar month shall not be less than $8,660 regardless of the amount of loans, Advances or other credit extensions that actually may have been outstanding during the month.. The undersigned shall also pay a late fee equal to 10% of any payment under the Note that is more than 10 days past due.

        6. Set-Off; etc. Upon the occurrence and during the existence of a Default or an Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or any Participant to or for the credit or the account of Borrower, including specifically any amounts held in any account maintained at Lender or any Participant, against any and all amounts which may be owed to Lender or any Participant by Borrower whether in connection with this Agreement or otherwise and irrespective of whether Borrower shall have made any requests under this Agreement.

        7. Reports and Collections.

                (a) Borrower agrees to furnish to Lender, at least weekly, schedules describing

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        Receivables created or acquired by Borrower (including confirmatory written assignments thereof), including copies of all invoices to account debtors and other obligors (all herein referred to as "Customers") and original shipping or delivery receipts for all goods sold, but if Borrower fails to do so the rights of Lender as a secured party will not be impaired. At any time that an Event of Default exists, Lender may notify Customers at any time that Receivables have been assigned to Lender and collect them directly in Lender's own name but unless and until Lender does so or gives Borrower other instructions, Borrower shall make collection for Lender at Borrower's sole cost and expense. Borrower shall advise Lender promptly of any goods which are returned by Customers or otherwise recovered involving an amount in excess of $5,000.00. Borrower shall also advise Lender promptly of all disputes and claims by Customers involving an amount in excess of $5,000.00 and settle or adjust them at no expense to Lender. At any time after the occurrence and during the continuance of an Event of Default, Lender may at all times settle or adjust such disputes and claims directly with the Customers for amounts and upon terms which Lender considers advisable. If Lender so directs at any time while an Event of Default exists, no discount, credit or allowance shall be granted by Borrower to any Customer and no return of goods shall be accepted by Borrower without Lender's written consent.

                (b) Borrower agrees to furnish to Lender Inventory certifications in accordance with Paragraph 17(a)(v) and a physical listing of all Inventory, wherever located, at least once every twelve months or, in either case, as more frequently requested by Lender.

                (c) All full and partial payments and any other cash collections from whatever source whatsoever, whether or not arising from the sale, collection or other disposition of Collateral (whether or not in the ordinary course of business), including but not limited to the collection of accounts receivable in the ordinary course of business and the ordinary sales of inventory or services for cash, shall immediately be delivered by Borrower to Lender in their original form (except for endorsement where necessary) and uncashed (in the case of checks or other documents). Upon Lender's request, Borrower shall direct all customers and other remitters of payments to mail payments to Lender's post office box or other lockbox. Until such payments are so delivered to Lender (or Lender's lockbox), such payments shall be held in trust by Borrower for and as Lender's property and shall not be commingled with any funds of Borrower. The net amount received by Lender as proceeds arising from the sale or other disposition of Collateral will be credited by Lender to Borrower's loan account (subject to final collection thereof) promptly upon receipt.

        8. Warranty as to Collateral. Borrower warrants that:

                (a) all Receivables listed in or reported on Borrower's schedules will, when Borrower delivers the schedules to Lender, be bona fide existing obligations created by the sale and actual delivery of goods or the rendition of services to Customers in the ordinary course of business, not subject to return, evaluation or other condition, and which Borrower then owns free of any Security Interest except for the Security Interest in favor of Lender created by this Agreement or Security Interests permitted under Paragraph 18(d), and which are then unconditionally owing to Borrower without defense, offset or counterclaim; and that all shipping or delivery receipts, invoice copies and other documents furnished to Lender in connection therewith will be genuine; and

                (b) all Inventory and Equipment is and shall be owned by Borrower, free of any Security Interest except for the Security Interest of Lender created by this Agreement or Security Interests permitted by Paragraph 18(d).

Lender's rights to and security interest in the Collateral will not be impaired by the ineligibility of any such Collateral for Advances and will continue to be effective until all obligations chargeable to Borrower's loan account have been fully satisfied.

        9. Power of Attorney. Borrower authorizes and appoints Lender, or any of Lender's officers, employees or agents whom Lender may from time to time designate, as Borrower's attorney with power to: (a) to endorse Borrower's name on any checks, notes, acceptances, drafts or other forms of payment or security that may come into Lender's possession; (b) to sign Borrower's name on any invoice or bill of lading relating to any Receivables, on drafts against Customers, on schedules and confirmatory assignments of Receivables, on notices of assignment, financing statements and amendments under the Commercial Code and other public records, on verifications of accounts and on notices to Customers;
(c) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; (d) to receive, open and dispose of all mail addressed to Borrower; (e) to send requests for verification of accounts to Customers; (f) to obtain information from any bank, creditor, customer or other Person regarding Borrower's relationship, account, history etc.; (g) to sign lien waivers and other releases or satisfactions of claims or rights by Borrower in exchange for payment or other consideration which Lender in its sole discretion believes is appropriate under the circumstances; (h) to directly verify and/or confirm the existence, authenticity, accuracy or terms of any Receivable (both in Lender's own name or in Borrower's name) without previously notifying Borrower of its intention to do so and Borrower grants its consent to Lender for Lender's employees and agents to represent themselves as employees or agents of Borrower for these purposes; and (i) to do all things necessary to carry out this Agreement; provided however, that the powers specified in clauses (c) and (d) above may be exercised only after the occurrence of an Event of Default. Borrower ratifies and approves all acts of the attorney other than those arising from the willful misconduct of Lender or such attorney. Neither Lender nor the attorney will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivable in which Lender has a security interest or any Obligation remains unpaid. Borrower waives presentment and protest of all instruments and notice thereof, notice of default and dishonor and all other notices to which Borrower may otherwise be entitled.

        10. Location of Collateral. Borrower warrants that its chief executive office is at the address stated in the opening paragraph of this Agreement and that its books and records concerning Receivables are located there. Borrower's Inventory, Equipment and other goods are at the location or locations as designated on Schedule A annexed hereto. Borrower shall immediately notify Lender if any additional locations for Collateral are subsequently established. Borrower shall not change the location of its chief executive office, the place where it keeps its books and records, or the location of any Collateral (except for sales of Inventory in the ordinary course of business) until Borrower has obtained the written consent of Lender and all necessary filings have been made and other actions taken to continue the perfection of Lender's Security Interest in such new location. Lender's Security Interest attaches to all the Collateral wherever located, and the failure of Borrower to inform Lender of the location of any item or items of Collateral shall not impair Lender's Security Interest therein.

        11. Ownership and Protection of Collateral. Borrower warrants, represents and covenants to Lender that the Collateral is now and, so long as Borrower is obligated to Lender, will be owned by Borrower free and clear of all Security Interests except for the Security Interest in favor of Lender created by this Agreement and except the Security Interests, if any, permitted by Paragraph 18(d), and that said Collateral, including the Receivables and proceeds resulting from the collection, sale or other disposition thereof, will remain free and clear of any and all Security Interests except for the Security Interest in favor of Lender created by this Agreement and except the Security Interests, if any, permitted under Paragraph 18(d). Borrower will not sell, lease or otherwise dispose of the Collateral, or attempt to do so (except for sales of Inventory in the ordinary course of business and sales of obsolete and worn equipment not in excess of $25,000 in the aggregate in any calendar year) without the prior written consent of Lender and unless the proceeds of any such sale are paid to Lender for application on Borrower's Obligations. While a Default or an Event of Default exists, Lender will at all times have the right to take physical possession of any Inventory and Equipment constituting Collateral and to maintain such possession on Borrower's premises or to remove the same or any part thereof to such other places as Lender may wish. If Lender exercises Lender's right to take possession of such Collateral, Borrower shall on Lender's demand, assemble the same and make it available to Lender at a place reasonably convenient to Lender. Borrower shall at all times keep the Equipment constituting Collateral in good condition and repair (reasonable wear and tear excepted). All expenses of protecting, storing, warehousing, insuring, handling and shipping of the Collateral, all costs of keeping the Collateral free of any Security Interests prohibited by this Agreement and of removing the same if they should arise, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Borrower and if Borrower fails to promptly pay any thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower's loan account therefor. Borrower agrees to renew all insurance required by this Paragraph 11 or Paragraph 13 at least 10 days prior to its expiration. Borrower agrees that, with respect to any Inventory maintained in a public warehouse, (i) Borrower will ensure that any warehouse receipts issued are not in a negotiable form, (ii) Borrower will, upon request from Lender, deliver all warehouse receipts to Lender, and (iii) Borrower will cause the public warehouseman to execute an agreement similar to those delivered pursuant to Paragraph 21 and in form and substance satisfactory to Lender.

        12. Perfection of Security Interest. Borrower agrees to execute such financing statements together with any and all other instruments or documents and take such other action, including delivery, as may be required to create, evidence, perfect and maintain Lender's Security Interest in the Collateral and Borrower shall not in any manner do any act or omit to do any act which would in any manner impair or invalidate Lender's Security Interest in the Collateral or the perfection thereof.

        13. Insurance. Borrower shall maintain insurance coverage on any Collateral other than Receivables with such companies, against such hazards, and in such amounts as may from time to time be acceptable to Lender and shall deliver such policies or copies thereof to Lender with satisfactory lender's loss payable endorsements naming Lender. Each policy of insurance shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of any anticipated cancellation of the policy for any reason and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower nor by the occupation of the premises wherein such Collateral is located for purposes more hazardous than are permitted by said policy. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies of such types (which may include, without limitation, public and product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as may from time to time be required by Lender.

        14. Borrower's Account. Lender may charge to Borrower's loan account at any time the amounts of all Obligations (and interest, if any, thereon) owing by Borrower to Lender, including (without limitation) loans, Advances, debts, liabilities, obligations acquired by purchase, assignment or participation and all other obligations, whenever arising, whether absolute or contingent and whether due or to become due; also the amount of all costs and expenses and all reasonable attorneys' fees and legal expenses incurred in connection with efforts made to enforce payment of such obligations, or to obtain payment of any Receivables, or the foreclosure of any Collateral or in the prosecution or defense of any actions or proceedings relating in any way to this Agreement (including but not limited to bankruptcy or insolvency proceedings) whether or not suit is commenced, including reasonable attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's order or judgment; and also the amounts of all unpaid taxes and the like, owing by Borrower to any governmental authority or required to be deposited by Borrower, which Lender pays or deposits for Borrower's account. All of Borrower's borrowings hereunder and (unless otherwise specified) all other obligations which are chargeable to Borrower's loan account shall be payable ON DEMAND; recourse to security will not be required at any time. All sums at any time standing to Borrower's credit on Lender's books and all of Borrower's property at any time in Lender's possession or upon or in which Lender has a Security Interest, may be held by Lender as security for all obligations which are chargeable to Borrower's loan account. Subject to the foregoing, Lender, at Borrower's request, will remit to Borrower any net balance standing to Borrower's credit on Lender's books. Lender will account to Borrower monthly, in writing, and each monthly accounting will be fully binding on Borrower, unless, within thirty days thereafter, Borrower gives Lender specific written notice of exceptions. All debit balances in Borrower's loan account will bear interest as provided in Paragraph 5 of this Agreement. If Lender so requests at any time, Borrower will immediately execute and deliver to Lender a promissory note in negotiable form payable on demand to Lender's order in a principal amount equal to the amount of the debit balance in Borrower's loan account, with interest as provided in Paragraph 5 of this Agreement. In any event, Borrower covenants to pay all Advances, debts, accounts and interest when due.

        15. Participations. If any Person shall acquire a participation in Advances made to Borrower hereunder, Borrower hereby grants to Lender as well as any such Person holding a participation, and Lender and such Person shall have and are hereby given a continuing Security Interest in any money, securities and other property of Borrower in the custody or possession of such Participant, including the right of set-off as fully as if such Participant had lent directly to Borrower the amount of such participation. Borrower hereby grants to Lender its continuing authority and consent to release any and all financial and other information related to Borrower's financial condition, performance, its business, operations or any other matter whatsoever to any of Borrower's creditors (both secured and unsecured), to any Participant, or to any other Person for their consideration of a possible participation in Advances by that Person.

        16. General Representations and Warranties. To induce Lender to make Advances hereunder, Borrower makes the following representations and warranties, all of which shall survive the initial Advance:

                (a) Borrower is a corporation duly organized, existing, and in good standing under the laws of the State of Minnesota, has corporate power to own its property and to carry on its business as now conducted, and is duly qualified to do business in all states in which the nature of its business requires such qualification. During the past five years, Borrower has done business solely under the names listed on Schedule B attached hereto. Borrower does not own any capital stock of any corporation, except as set forth on Schedule C attached hereto.

                (b) The execution and delivery of this Agreement and the other Loan Documents and the performance by Borrower of its obligations hereunder and thereunder do not and will not conflict with any provision of law, or of the charter or bylaws of Borrower, or of any agreement binding upon Borrower.

                (c) The execution and delivery of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate action by directors and shareholders of Borrower; and this Agreement and the other Loan Documents have in fact been duly executed and delivered by Borrower and constitute its lawful and binding obligations, legally enforceable against it in accordance with their respective terms.

                (d) Except as disclosed to Lender on Schedule D attached hereto, there is no action, suit or proceeding at law or equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Borrower, threatened against Borrower or any Guarantor or the property of Borrower or any Guarantor which, if determined adversely, would be a Material Adverse Occurrence, and neither Borrower nor any Guarantor is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where the effect of such default would be a Material Adverse Occurrence.

                (e) The authorization, execution and delivery of this Agreement, and the payment of the loans and interest hereon, is not, and will not be, subject to the jurisdiction, approval or consent of any federal, state or local regulatory body or administrative agency.

                (f) All of the assets of Borrower are free and clear of Security Interests except those listed on Schedule E attached hereto.

                (g) Borrower has filed all federal, state and local tax returns which, to the knowledge of Borrower, are required to be filed, and Borrower has paid all taxes shown on such returns and all assessments which are due. Borrower has made all required withholding deposits. Federal income tax returns of Borrower have been examined and approved or adjusted by the applicable taxing authorities or closed by applicable statutes for all fiscal years prior to and including the fiscal year ended on January 4, 1998. Borrower does not have knowledge of any objections to or claims for additional taxes by federal, state or local taxing authorities for subsequent years which would be a Material Adverse Occurrence.

                (h) Borrower has furnished to Lender the financial statements listed on Schedule G attached hereto. These statements were prepared in accordance with GAAP and present fairly the financial condition of Borrower and its Consolidated Subsidiaries. There has been no material adverse change in the condition of Borrower and its Consolidated Subsidiaries, financial or otherwise, since the date of the most recent of such financial statements.

                (i) The value of the assets and properties of Borrower at a fair valuation and at their then present fair salable value is and, after giving effect to any pending Advance and the application of the amount advanced, will be materially greater than its total liabilities, including Contingent Obligations, and Borrower has (and has no reason to believe that it will not have) capital sufficient to pay its liabilities, including Contingent Obligations, as they become due.

                (j) Borrower is in compliance with all requirements of law relating to pollution control and environmental regulations in the respective jurisdictions where Borrower is presently doing business or conducting operations.

                (k) All amounts obtained pursuant to Advances will be used for Borrower's working capital purposes.

                (l) Except for the trademarks, patents, copyrights and franchise rights listed on Schedule F attached hereto, Borrower is not the owner of any patent, trademark, copyright or franchise rights.

                (m) (i) Each Plan is in compliance in all material respects with all applicable provisions of ERISA and the Code; (ii) the aggregate present value of all accrued vested benefits under all Plans (calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Plans) did not exceed as of the date of the most recent actuarial valuation for such Plans the fair market value of the assets of such Plans allocable to such benefits; (iii) Borrower is not aware of any information since the date of such valuations which would materially affect the information contained therein; (iv) no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred an accumulated funding deficiency, as that term is defined in Section 302 of ERISA or Section 412 of the Code (whether or not waived); (v) no liability to the PBGC (other than required premiums which have become due and payable, all of which have been paid) has been incurred with respect to any Plan, and there has not been any Reportable Event which presents a material risk of termination of any Plan by the PBGC; and (vi) Borrower has not engaged in a transaction which would subject it to tax, penalty or liability for prohibited transactions imposed by ERISA or the Code. Borrower does not contribute to any Multiemployer Plan.

                (n) No part of any Advance shall be used at any time by Borrower to purchase or carry margin stock (within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. No part of the proceeds of any Advance will be used by Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

                (o) Borrower is not an "investment company", or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Advances, the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                (p) The number of shares and classes of the capital stock of Borrower and the ownership thereof are accurately set forth on Schedule H attached hereto. Borrower has not: (i) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (ii) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case where the effect of such violation would be a Material Adverse Occurrence. No proceeds of the Advances will be used to acquire any security in any transaction which is subject to Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended.

                (q) Except for Contingent Obligations shown on Schedule I attached hereto, Borrower does not have any Contingent Obligations.

                (r) All factual information heretofore or herewith furnished by or on behalf of Borrower to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

                (s) Each representation and warranty shall be deemed to be restated and reaffirmed to Lender on and as of the date of each Advance under this Agreement except that any reference to the financial statements referred to in Paragraph 16(h) shall be deemed to refer to the financial statements then most recently delivered to Lender pursuant to Paragraphs 17(a)(i) and (ii).

        17. Affirmative Covenants. Borrower agrees that it will:

                (a) Furnish to Lender in form satisfactory to Lender:

                        (i) Within 90 days after the end of each fiscal year of
                Borrower, a complete audited financial report prepared and certified without qualification or explanatory language by Independent Public Accountants on a Consolidated and consolidating basis for Borrower and any Consolidated Subsidiaries of Borrower; together with a copy of the management letter or memorandum, if any, delivered by such independent certified public accountant to Borrower and Borrower's response thereto. If Borrower shall fail to supply the report within such time limit, Lender shall have the right (but not the duty) to employ certified public accountants acceptable to Lender to prepare such report at Borrower's expense;

                        (ii) Within 30 days after the end of each month, a
                balance sheet with operating figures as to that month, certified as correct by the chief financial officer or treasurer of Borrower but subject to adjustments as to inventories or other items to which an officer of Borrower directs attention in writing, together with a reconciliation of any variances between the information provided on such balance sheet and the information for that day previously delivered to Lender pursuant to Paragraph 17(a)(v);

                        (iii) With the financial statements described in
                Paragraph 17(a)(i) and (ii), a compliance certificate in the form attached as Exhibit A certified as true and accurate by the chief financial officer or treasurer of Borrower;

                        (iv) Within 10 days after the end of each month, an
                aging of accounts receivable together with a reconciliation in a form satisfactory to Lender and an aging of accounts payable in form acceptable to Lender, both certified as true and accurate by an officer of Borrower;

                        (v) Within 10 days after the end of each month, an
                inventory certification report for all Inventory at all locations and in form acceptable to Lender and certified as true and accurate by an officer of Borrower; and

                        (vi) From time to time, at Lender's request, any and all
                other material, reports, information, tax returns and/or figures reasonably required by Lender.

                (b) Permit Lender and its representatives access to, and the right to make copies of, the books, records, and properties of Borrower at all reasonable times; and permit Lender and its representatives to discuss Borrower's financial matters with officers of Borrower and with its Independent Public Accountant (and, by this provision, Borrower authorizes its Independent Public Accountant to participate in such discussions).

                (c) Pay when due all taxes, assessments, and other liabilities against it or its properties except those which are being contested in good faith and for which an adequate reserve has been established; Borrower shall make all withholding payments when due.

                (d) Promptly notify Lender in writing of any substantial change in present management or present business, of its intention to enter into a new business or industry, or of its intention to wind down, liquidate or close substantially all of its business;

                (e) Pay when due all amounts necessary to fund in accordance with its terms any Plan;

                (f) Comply in all material respects with all laws, acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to Borrower's business operation or Collateral or any part thereof; provided, however, that Borrower may contest any such law, act, rule, regulation or order in good faith by appropriate proceedings so long as (i) Borrower first notifies Lender of such contest, and (ii) such contest does not, in Lender's sole discretion, adversely affect Lender's right or priority in the Collateral or impair Borrower's ability to pay the Obligations when due;

                (g) Permit Lender and its representatives, at any time, to examine and inspect any Collateral, and to examine, inspect and copy the Debtor's records pertaining to the Collateral and the Debtor's financial condition, business and property.

                (h) Loan Administration Fee. Pay Lender for the period commencing on the date of this Agreement and continuing through the date of full payment of all Obligations, a reasonable administration fee (herein called the "Loan Administration Fee"), which shall be equal to the sum of $7,500 per calendar quarter (or any partial quarter), commencing as of the date hereof and pro-rated for the balance of the current calendar quarter, plus all out-of-pocket expenses incurred by Lender in conducting examinations. The Loan Administration Fee shall be non-refundable, shall be deemed earned when paid, and shall be payable to Lender as of the date hereof (for the balance of the current calendar quarter), and thereafter on January 1, 1999 and on the first day of each subsequent 3 month period/quarter. The existence or payment of the Loan Administration Fee, Facility Fee or any other fee or charge, shall in no way alter or diminish the obligation to pay interest, Lender's costs of collection and attorneys' fees, or any other fees or charges imposed under this agreement or any other agreement between Lender and Borrower or any Guarantor;

                (i) Facility Fee. Pay Lender, for the period commencing on the date of this Agreement and continuing through the Termination Date, a non-refundable annual facility fee (the "Facility Fee") of Thirty Thousand Dollars per year (less the $15,000 survey fee which has already been paid and which is credited against the first year's Facility Fee). Each payment of the Facility Fee shall be nonrefundable and shall be deemed to have been earned in full when charged to Borrower.

                Notwithstanding the above subparagraph, in the event Borrower earns Net Profit for the 12 months ending October 31, 1999 of at least One Dollar ($1.00) and evidences such profit by delivering to Lender a financial statement prepared according to GAAP that reflects the required Net Profit, and provided no Event of Default exists, then upon Borrower's written request, the Facility Fee for the second year of this Agreement shall be reduced to Fifteen Thousand Dollars .

                Notwithstanding the above subparagraph, in the event Borrower earns Net Profit for the 12 months ending October 31, 1999 of at least One Million Dollars ($1,000,000.00) and evidences such profit by delivering to Lender a financial statement prepared according to GAAP that reflects the required Net Profit, and provided no Event of Default exists, then upon Borrower's written request, the Facility Fee for the second year of this Agreement shall be eliminated.

                (j) Promptly notify Lender in writing of (x) any litigation which (i) involves an amount in dispute in excess of $10,000.00 (ii) relates to the matters which are the subject of this Agreement, or (iii) if determined adversely to Borrower would be a Material Adverse Occurrence; and (y) any adverse development in any litigation described in clause (x).

                (k) Promptly notify Lender of any Default or Event of Default.

                (l) As of the calendar quarter ending December 31, 1998, Borrower shall achieve Net Loss of $500,000 or less before income tax;

                (m) As of the calendar quarter ending 3/31/99, and as of the end of each subsequent calendar quarter, Borrower shall achieve a Net Profit of at least $1.00 on a year-to-date basis and before income tax

        18. Negative Covenants. Borrower agrees that, absent Lender's written consent (which it may or may grant, in its sole discretion), it will not:

                (a) Expend or contract to expend an aggregate in excess of $750,000 for fixed assets in any fiscal year, whether by way of purchase, lease or otherwise, and whether payable currently or in the future.

                (b) Purchase or redeem any shares of Borrower's capital stock; or declare or pay any dividends (other than dividends payable in capital stock); or make any distribution to stockholders of any assets of Borrower; (provided, however, that so long as no Default or Event of Default exists or would result from such distributions, Borrower may make Acceptable Distributions to be used by Borrower's shareholders solely to make required income tax payments.

                (c) Incur or permit to exist any indebtedness, secured or unsecured, for money borrowed, except: (i) borrowings under this Agreement; (ii) borrowings, if any, which are existing on the date of this Agreement and which are disclosed on Schedule J attached hereto; or
        (iii) indebtedness, not exceeding $150,000.00 at any one time in the aggregate outstanding, which was incurred to acquire fixed assets, but only to the extent that such fixed asset acquisition is permitted by Paragraph 18(a).

                (d) Create or permit to exist any Security Interest on any assets now owned or hereafter acquired except: (i) those created in Lender's favor and held by Lender; (ii) liens of current taxes not delinquent or taxes which are being contested in good faith for which an adequate reserve has been established; (iii) purchase money security interests securing indebtedness permitted by Paragraph 18(c)(iii); provided, however, that such Security Interest extends only to the fixed assets acquired with the proceeds of such indebtedness; and (iv) Security Interests disclosed on Schedule E attached hereto, securing only debt outstanding on the date of this Agreement and disclosed on Schedule J.

                (e) Effect any recapitalization; or be a party to any merger or consolidation; or, except in the normal course of business, sell, transfer, convey or lease all or any substantial part of its property; or sell or assign (except to Lender), with or without recourse, any Receivables or General Intangibles.

                (f) Enter into a new business or purchase or otherwise acquire any business enterprise or any substantial assets of any person or entity; or make any loans to any person or entity; or purchase any shares of stock of, or similar interest in, or make any capital contribution to or investment in, any entity.

                (g) Permit more than $150,000.00 to be owing at any one time to Borrower by all of Borrower's employees, officers, directors, or shareholders, or members of their families, as a result of any borrowings, purchases, travel advances or other transactions or events;

                (h) Become a guarantor or surety or pledge its credit or its assets on any undertaking of another, except for the Contingent Obligations shown on Schedule I attached hereto;

                (i) In any fiscal year pay excessive or unreasonable salaries, bonuses, fees, commissions, fringe benefits or other forms of compensation (such salaries, bonuses, fees, commissions, fringe benefits or other forms of compensation being "Compensation") to any of its officers or directors or any Guarantor; or increase the Compensation of any officers or Guarantor by more than ten percent (10%) or pay any such increases in Compensation of officers or Guarantors other than from profits earned in the year of such payment; provided however, that in the next fiscal year after the date hereof Compensation to David Malmberg may not exceed $175,000 and to Robert Heller, $150,000, with an increase of no more than 10% in subsequent fiscal years.

                (j) Permit any default to occur under the terms of any Loan Document, note, loan agreement, lease, mortgage, contract for deed, security agreement, or other contractual obligation binding upon Borrower;

                (k) Make any substantial change in present ownership, management or present business, enter into a new business or industry, or take actions to wind down, liquidate or close substantially all of its business;

                (l) Enter into any agreement providing for the leasing by Borrower of property which has been or is to be sold or transferred by Borrower to the lessor thereof, or which is substantially similar in purpose to the property so sold or transferred;

                (m) Change its terms of trade with respect to the due date of any Receivable;

                (n) Change its fiscal year;

                (o) (i) Permit or suffer any Plan maintained for employees of Borrower or any commonly controlled entity to engage in any transaction which results in a liability of Borrower under Section 409 or 502(i) of ERISA or Section 4975 of the Code; (ii) permit or suffer any such Plan to incur any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived; (iii) terminate, or suffer to be terminated, any Plan covered by Title IV of ERISA maintained by Borrower or any commonly controlled entity or permit or suffer to exist a condition under which PBGC may terminate any such Plan; or (iv) permit to exist the occurrence of any Reportable Event (as defined in Title IV of ERISA) which represents termination by the PBGC of any Plan;

                (p) Enter into any transaction with any Affiliate of Borrower upon terms and conditions less favorable to Borrower than the terms and conditions which would apply in a similar transaction with an unrelated third party;

                (q) Enter into any agreement containing any provision which would be violated or breached by Borrower under any Loan Document or by the performance by Borrower of its obligations under any Loan Document;

                (r) Amend or modify the provisions of any Subordinated Debt; or

                (s) Maintain any Inventory at a warehouse which issues negotiable warehouse receipts with respect to such inventory.

        19. Availability of Collateral. Lender may from time to time, for its convenience, segregate or apportion the Collateral for purposes of determining the amounts and maximum amounts of Advances which may be made hereunder. Nevertheless, Lender's security interest in all such Collateral, and any other collateral rights, interests and properties which may now or hereafter be available to Lender, shall secure and may be applied to the payment of any and all loans, Advances and other Obligations secured by Lender's security interest, in any order or manner of application and without regard to the method by which Lender determines to make Advances hereunder.

        20. Default and Remedies. It shall be an Event of Default under this Agreement if:
                (a) Borrower fails to make any payment required under this Agreement or any present or future supplements hereto or under any other agreement between Borrower and Lender when due, or if payable upon demand, upon demand; or

                (b) Borrower fails to perform or observe any covenant, condition or agreement contained in this Agreement or in any other Loan Document; or

                (c) Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Guarantor proves to have been false, incorrect or misleading in a material respect when made; or

                (d) A proceeding seeking an order for relief under the Bankruptcy Code is commenced by or against Borrower or any Guarantor, provided however, that if such a proceeding is commenced against Borrower or any Guarantor on an involuntary basis, then only if such action is not dismissed within 60 days of first being filed; or

                (e) Borrower or any Guarantor becomes insolvent or generally fails to pay, or admit in writing its or his inability to pay, its or his debts as they become due; or

                (f) Borrower or any Guarantor applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for it or him or for any of its or his property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or for Guarantor or for a substantial part of Borrower's or any Guarantor's property; or

                (g) Any other reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of Borrower or any Guarantor, provided however, that if such a proceeding is commenced against any Guarantor on an involuntary basis, then only if such action is not dismissed within 60 days of first being filed; or

                (h) Borrower or any Guarantor takes any action to authorize, or in furtherance of, any of the events described in the foregoing clauses
        (d) through (g); or

                (i) All or a substantial part of the assets of Borrower or any Guarantor are sold, leased, or otherwise disposed of (whether in one transaction or in a series of transactions) to one or more Persons;

                (j) Any judgments, writs or warrants of attachment, executions or similar process (not covered by insurance) in the aggregate amount that exceeds $10,000.00 is issued or levied against Borrower, any Guarantor or any of its or his assets and is not released, vacated or fully bonded prior to any sale and in any event within five days after its issue or levy; or

                (k) The issuance or levy of any garnishment, summons, writ of attachment, writ, warrant, attachment, tax lien or tax levy, execution or other process against any property of Borrower or any Guarantor; or

                (l) The attachment of any tax lien to any property of Borrower or any Guarantor which is other than for taxes or assessments not yet due and payable; or

                (m) Any Guarantor dies or attempts to revoke his or its guaranty; or

                (n) A Material Adverse Occurrence takes place.

Upon the occurrence of any Event of Default described in Paragraphs 20(d), (e),
(f), (g) or (h), all Obligations shall be and become immediately due and payable without any declaration, notice, presentment, protest, demand or dishonor of any kind (all of which are hereby waived by Borrower) and Borrower's ability to obtain any additional credit extensions or Advances under this Agreement shall be immediately and automatically terminated. Upon the occurrence of any other Event of Default, Lender, without notice to Borrower, may terminate Borrower's ability to obtain any additional credit extensions or Advances under this Agreement and may declare all or any portion of the Obligations to be due and payable, without notice, presentment, protest or demand or dishonor of any kind (all of which are hereby waived), whereupon the full unpaid amount of the obligations which shall be so declared due and payable shall be and become immediately due and payable. Upon the occurrence of an Event of Default, Lender shall have all the rights and remedies of a secured party under the Commercial Code and may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender, and Lender shall have the right to take immediate possession of the Collateral and may enter any of the premises of Borrower or wherever the Collateral is located with or without process of law and to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender or a purchaser from Lender for storage thereof for a period of at least 90 days). Upon the occurrence of an Event of Default, Lender, without further demand, at any time or times, may sell and deliver any or all of the Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, at its sole discretion. Any requirement under the Commercial Code or other applicable law of reasonable notice will be met if such notice is mailed to Borrower at its address set forth in the opening paragraph of this Agreement at least ten days before the date of sale. Lender may be the purchaser at any such sale, if it is public. The proceeds of sale will be applied first to all expenses of retaking, holding, preparing for sale, selling and the like, including attorneys' fees and legal expenses (whether or not suit is commenced) including, without limitation, reasonable attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's order or judgment, and second to the payment (in whatever order Lender elects) of all other obligations chargeable to Borrower's loan account hereunder. Subject to the provisions of the Commercial Code, Lender will return any excess to Borrower and Borrower shall remain liable to Lender for any deficiency. Borrower agrees to give Lender immediate notice of the existence of any Default or Event of Default.

        21. Conditions Precedent to Initial Advance. The obligation of Lender to make the initial Advance is subject to the condition precedent that Lender shall have received on or before the date of the initial Advance copies of all of the following, unless waived by Lender:

                (a) A favorable opinion of counsel to Borrower and the Guarantors in form and substance satisfactory to Lender;

                (b) UCC-1 Financing Statements in a form acceptable to Lender appropriately completed and duly executed by Borrower;

                (c) Acceptable recent UCC, tax lien, judgment, and bankruptcy searches from the filing offices in all states required by Lender;

                (d) The Validity Guaranties, in form and substance satisfactory to Lender in its sole and absolute discretion, appropriately completed and duly executed by Karen Engebretson and David Malmberg;

                (e) Subordination Agreements relating to all notes payable under which Borrower is obligated;

                (f) A certified copy of all documents evidencing any necessary consent or governmental approvals (if any) with respect to the Loan Documents or any other documents provided for in this Agreement;

                (g) A certificate by the Secretary or any Assistant Secretary of Borrower certifying as to: (i) attached resolutions of Borrower's Board of Directors authorizing or ratifying the execution, delivery and performance of the Loan Documents to which Borrower is a party and any other documents provided for by this Agreement, (ii) the names of the officers of Borrower authorized to sign the Loan Documents together with a sample of the true signature of such officers, and (iii) attached bylaws of Borrower;

                (h) Certificates of Good Standing for Borrower issued by its state of incorporation and by those states requested by Lender;

                (i) A copy of the articles of incorporation of each Guarantor that is a corporation certified by the Secretary of State;

                (j) Evidence of insurance for all insurance required by the Loan Documents;

                (k) An officer certificate, in form and substance satisfactory to Lender, executed by the President of Borrower;

                (l) The Note, in form and substance satisfactory to Lender in its sole and absolute discretion, appropriately completed and duly executed by the Borrower;

                (m) Appropriate collateral account agreements executed by Borrower and the other parties thereto;

                (n) Such landlord lien waivers and mortgagee consents as Lender, in its sole discretion, may require, in form and substance satisfactory to Lender in its sole discretion, appropriately completed and duly executed;

                (o) Such other approvals, opinions or documents as Lender may require.

        22. Conditions Precedent to All Advances. The obligation of Lender to make any Advance (including the initial Advance) shall be subject to the satisfaction of each of the following conditions, unless waived in writing by
Lender:

                (a) The representations and warranties of Borrower set forth in this Agreement are true and correct on the date of the Advance (and after giving effect to the Advance then being made);

                (b) No Default, no Event of Default and no Material Adverse Occurrence shall then have occurred and be continuing on the date of the Advance or result from the making of the Advance; and

                (c) No litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of Borrower or any Guarantor, threatened against Borrower or any Guarantor or affecting its business or operations or its ability to perform its obligations hereunder which, if adversely determined to Borrower or any Guarantor, would constitute a Material Adverse Occurrence.

        23. Termination. Subject to automatic termination of Borrower's ability to obtain additional Advances or credit extensions under this Agreement upon the occurrence of any Event of Default specified in Paragraphs 20(d), (e), (f), (g) or (h) and to Lender's right to terminate Borrower's ability to obtain additional credit extensions and Advances under this Agreement upon the occurrence of any other Event of Default or upon demand, this Agreement shall have a term ending on the Termination Date provided, however, that Borrower may terminate this Agreement at any earlier time upon sixty days prior written notice; provided further, however, that if Borrower terminates this Agreement at any time prior to December 1, 1999, then Borrower shall pay to Lender a prepayment charge equal to the product arrived at by multiplying $5,950.00 times the number of calendar months (whole and fractional) from the Termination Date to and including the then current Maturity Date (the "Prepayment Charge"), and if Borrower terminates this Agreement on or after December 1, 1999 and before June 1, 2000, then Borrower shall pay to Lender Seventy Five percent (75%) of the Prepayment Charge, and if Borrower terminates this Agreement on or after June 1, 2000 and before the then current Maturity Date, then Borrower shall pay to Lender a prepayment charge equal to Fifty percent (50%) of the Prepayment Charge, provided further, that if all amounts owing hereunder are paid completely from funds borrowed from Riverside Bank (and not from any other source of funds), then no Prepayment Charge shall be due. On the Termination Date, all obligations arising under this Agreement shall become immediately due and payable without further notice or demand. Lender's rights with respect to outstanding Obligations owing on or prior to the Termination Date will not be affected by termination and all of said rights including (without limitation) Lender's Security Interest in the Collateral existing on such Termination Date or acquired by Borrower thereafter, and the requirements of this Agreement that Borrower furnish schedules and confirmatory assignments of Receivables and Inventory and turn over to Lender all full and partial payments thereof shall continue to be operative until all such Obligations have been duly satisfied.

        24. Grant of License to Use Patents and Trademarks Collateral. For the purpose of enabling Lender to exercise rights and remedies under this Agreement, Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, license or sublicense any patent or trademark now owned or hereafter acquired by Borrower and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

        25. Miscellaneous.

                (a) The performance or observance of any affirmative or negative covenant or other provision of this Agreement and any supplement hereto may be waived by Lender in a writing signed by Lender but not otherwise. No delay on the part of Lender in the exercise of any remedy, power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any remedy, power or right preclude other or further exercise thereof or the exercise of any other remedy, power or right. Each of the rights and remedies of Lender under this Agreement will be cumulative and not exclusive of any other right or remedy which Lender may have hereunder or as allowed by law.

                (b) Any notice, demand or consent authorized by this Agreement to be given to Borrower shall be deemed to be given when transmitted by telex or telecopier (provided a confirmation copy thereof is sent by U.S. mail, first class, within 24 hours of transmission) or personally delivered, or three days after being deposited in the U.S. mail, postage prepaid, or one day after delivery to Federal Express or other overnight courier service, in each case addressed to Borrower at its address shown in the opening paragraph of this Agreement, or at such other address as Borrower may, by written notice received by Lender, designate as Borrower's address for purposes of notice hereunder. Any notice or request authorized by this Agreement to be given to Lender shall be deemed to be given when personally delivered, or three business days after being deposited in the U.S. mail, certified, return receipt requested, postage prepaid, or one business day after delivery to and receipt by Federal Express or other overnight courier, in each case addressed to Lender at its address shown in the opening paragraph of this Agreement, or at such other address as Lender may, by written notice received by Borrower, designate as Lender's address for purposes of notice hereunder; provided, however, that any notice to Lender given pursuant to Paragraph 4(b) shall not be deemed given until received.

                (c) This Agreement, including exhibits and schedules and other agreements referred to herein, is the entire agreement between the parties, supersedes and rescinds all prior agreements relating to the subject matter herein, cannot be changed, terminated or amended orally, and shall be deemed effective as of the date it is accepted by Lender.

                (d) Borrower agrees to pay and will reimburse Lender on demand for all expenses incurred by Lender arising out of the origination of, or during the duration of, this transaction including without limitation filing and recording fees and attorneys' fees and legal expenses, including costs of in-house counsel (whether or not suit is commenced), whether incurred in the negotiation and preparation of this Agreement, in the operation of cash management, delivery/courier or other services including Lender's then current charges for the operation of a lockbox and wire transfer or advance fees, in the protection and perfection of Lender's security interest in the Collateral, in the enforcement of any of the provisions of this Agreement or of Lender's rights and remedies hereunder and against the Collateral, in the defense of any claim or claims made or threatened against Lender arising out of this transaction, or otherwise including, without limitation, in each instance, all reasonable attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's order or judgment. Lender may also impose other miscellaneous charges for additional products or services provided to Borrower based on the cost agreed to by Borrower from time to time. Lender is authorized to deduct any such expenses from any amount due Borrower and/or to add such expenses to Borrower's loan account hereunder.

                Borrower acknowledges that Lender has certain responsibilities in connection with the making of Advances and the administration of this Agreement. Consequently, Borrower hereby indemnifies, exonerates and holds Lender, and its officers, directors, employees and agents (the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith including, without limitation, reasonable attorneys' fees and disbursements (the 'Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                        (i) any transaction financed or to be financed in whole
                or in part directly or indirectly with proceeds of any Advance, or

                        (ii) the execution, delivery, performance or enforcement
                of this Agreement or any document executed pursuant hereto by any of the Indemnified Parties, except for any such Indemnified Liabilities arising on account of any Indemnified Party's gross negligence or willful misconduct.

        If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of this Paragraph shall survive termination of this Agreement.

        With regard to Borrower's obligation to indemnify Lender, Lender will notify Borrower of any event requiring indemnification within ten business days (or as soon thereafter as reasonably possible) following Lender's receipt of notice of commencement of any action or proceeding, or after it learns that a claim against it is likely, and which gives rise to a claim for indemnification. Borrower will be entitled (but not obligated) to assume the defense or settlement of any such action or proceeding or to participate in any negotiations to settle or otherwise resolve any claim using counsel of its choice; provided that such counsel is reasonably satisfactory to Lender. If Borrower elects to assume the defense or settlement of any such action or proceeding, Lender (and its counsel) may continue to participate at its own expense in such action or proceeding.

                (e) This Agreement is made under and shall be governed by and interpreted in accordance with the internal laws of the state of Minnesota, except to the extent that the perfection of the Security Interest hereunder, or the enforcement of any remedies hereunder with respect to any particular Collateral, shall be governed by the laws of a jurisdiction other than the State of Minnesota. Captions herein are for convenience only and shall not be deemed part of this Agreement.

                (f) This Agreement shall be binding upon Borrower and Lender and their respective successors, assigns, heirs, and personal representatives and shall inure to the benefit of Borrower, Lender and the successors and assigns of Lender, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender, and any assignment or transfer in violation of this provision shall be null and void. In connection with the actual or prospective sale by Lender of any interest or participation in the obligations, Borrower authorizes Lender to furnish any information in its possession, however acquired, concerning Borrower or any of its Affiliates to any person or entity.

                (g) Borrower hereby irrevocably consents and submits to the personal jurisdiction of any Minnesota state court or federal court over any action or proceeding arising out of or relating to the Agreement, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding shall be venued (at the sole option of Lender) in either the District Court of Dakota or Hennepin County, Minnesota, or the United States District Court, District of Minnesota. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing by United States certified mail, return receipt requested, of copies of such process to Borrower's address stated in the preamble hereto. Borrower agrees that judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Paragraph shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction. Borrower agrees that, if it brings any action or proceeding arising out of or relating to this Agreement, it shall bring such action or proceeding in the District Court of Hennepin County, Minnesota.

                (h) The provisions of this Agreement are severable, and in any action or proceeding involving any State corporate law, or any State or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Borrower hereunder would otherwise be held or determined to be void, invalid, or unenforceable on account of the grant of a security interest hereunder to secure Borrower's contingent obligations, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by Borrower, Lender or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

                (i) A photocopy or other reproduction hereof may be filed as a financing statement.

                (j) Lender agrees to exercise due care to maintain the confidentiality of all information relating to Borrower which has been provided to Lender, and neither Lender nor any of its affiliates shall use any such information for any purpose in any manner other than pursuant to the terms contemplated by the Loan Documents, except to the extent such information (i) was or becomes generally available to the public, other than as a result of a disclosure by Lender, or (ii) was or becomes available on a non-confidential basis from a source other than Borrower, provided that such source is not bound by a confidentiality agreement with Borrower which is known to Lender; provided further, however, that Lender may disclose such information (a) at the request of or pursuant to any requirement of any governmental authority to which Lender is subject or in connection with the examination of Lender by any such authority, (b) pursuant to a subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) to Lender's independent auditors, lenders or other professional advisors, and (e) to any person or entity and in any proceeding necessary in Lender's reasonable judgement to protect Lender's interest in connection with any claim or dispute involving Lender. Borrower authorizes Lender to disclose to any prospective transferee or loan participant such financial and other information in Lender's possession concerning Borrower which has been delivered to Lender in connection with the Loan Documents; provided that, unless otherwise agreed y Borrower, the transferee has agreed in writing to keep such information confidential to the same extent required of Lender under this paragraph.



        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

               LENDER:   SPECTRUM COMMERCIAL SERVICES


                         By    Steven I. Lowenthal
                               ----------------------------------

                          Its  Senior Vice President
                               ----------------------------------


               BORROWER: FIELDWORKS, INC.


                         By    /s/ David C. Malmberg
                               ----------------------------------

                          Its  Chief Executive Officer
                               ----------------------------------

                          Fed. Tax ID #: 41-1731723
                                        -----------------

                                List of Exhibits
                                ----------------


    Exhibit A           Compliance Certificate


                        List of Schedules
                        -----------------

Schedule A     Locations of Inventory and Equipment
                      (Paragraph 10)

Schedule B     Names Under Which Borrower Has Done Business (Paragraph 16(a))

Schedule C     Capital Stock of Corporations Owned by Borrower (Paragraph 16(a))

Schedule D     Litigation (Paragraph 16(d))

Schedule E     Security Interests (Paragraphs 16(f) and 18(d))

Schedule F     Patents, Trademarks, Copyrights and Franchise Rights
                (Paragraph 16(l))

Schedule G     Financial Statements (Paragraph 16(h))

Schedule H     Stock and Stock Ownership of Borrower (Paragraph 16(p))

Schedule I     Contingent Obligations (Paragraph 16(q))

Schedule J     Permitted Existing Indebtedness (Paragraphs 18(c) and (d))

Exhibit A
---------


                            FIELDWORKS, INCORPORATED


                             COMPLIANCE CERTIFICATE
                             ----------------------




Enclosed are the month end financial statements, including: Balance Sheet, Income Statement, Detailed Accounts Receivable Aging, and Accounts Payable Aging. The financial data was reviewed by myself and I certify all of the data to be true and accurate and there has not been (except as otherwise indicated below or attached hereto) any material change since the computation date(s) specified therein .


--------------------------------------------------------------------------------
For end of Quarter Statements:

Quarterly Profit Covenant:     Quarter to date Net Income $

Quarterly Profit Covenant:     Year to date Net Income $

Does this comply with the agreed upon covenant?  _______  Yes   _______ No

--------------------------------------------------------------------------------



FIELDWORKS INCORPORATED


By:     /s/ Karen L. Engebretson            Date Signed:  November 19, 1998
    ----------------------------------                   ----------------------

  Its:  Chief Financial Officer/ VP Finance
       -------------------------------------

Schedule A
----------

OFFSITE VENDORS/MANUFACTURERS:
------------------------------

Balcon, 15532 Nowthen Blvd., Ramsey, MN
Battery Network, 955 Borra Place, Escondido, CA
Benchmark Electronics, 4065 Theurer Blvd, Winona, MN
Cirris Systems Corp., 1991 Parkway Blvd., Salt Lake City, UT Control Products, 1724 Lake Drive W., Chanhassen, MN
Del-Mar Die Casting, 12901 South Western Ave., Gardena, CA Dynapro Thin Film, 7025 West Marcia Road, Milwaukee, WI Engel Diversified, 1060 Quacker Ave. No., Jordan, MN
Flexor Products, 200 Fil-Mor Drive, Morton, MN
J&E Manufacturing, 7925 215th Street W., Lakeville, MN
Juno Tool & Plastic, 106 Donovan Dr., Alexandria, MN
Lunt Manufacturing, 601-605 Lunt Ave., Schaumburg, IL
Metro Molded, 11610 Jay St., Coon Rapids, MN
Modern Plastics, 12535 316th Ave., Princeton, MN
Orion International, 1225 Chestnut Ave., Minneapolis, MN Profile Plastics, 18672 Lake Dr. East, Chanhassen, MN
Rubber Development, 701 Technology Place, Waverly, IA Swanson Tool & Die, 11755 Justen Circle, Maple Grove, MN TorqMaster, 200 Harvard Ave., Stanford, CT
Ultra-X, 1765 Scott Blvd., Suite 101, Santa Clara, CA Vanguard Products, 87 Newton road, Danbury, CT
Xetel Corp., 2105 Gracy Farms Lane, Austin, TX

Schedule B
----------

FieldWorks, Incorporated

Schedule C
----------

None.

Schedule D
----------

Mike Rejsa v FieldWorks
-----------------------
Judgement was entered in favor of the Company including award for attorney fees in the Rejsa v. FieldWorks case (Court file # MC 98-6881). However, there is the possibility for appeal.

Schedule E
----------

Premier Funding Group, Inc.         3 Pro-E Workstations, Pro-E Modules & Server
286 South Main Street, Suite 300
Alpharetta, Georgia  30201

Schedule F
----------

TRADEMARK:

FieldWorks, Inc.                      Registered 9/16/97
Technology Module                     Registered 12/2/97
Field Workstation                     Registered 12/16/97
Field Mousepad                        Registered 12/23/97

Schedule G
----------

The third quarter financials statements are incorporated by reference to the Company's Report on Form 10-Q filed with the SEC for the fiscal quarter ended October 4, 1998.

Schedule H
----------

Series A, convertible preferred stock, $.001 par value, 5,000,000 shares authorized, 0 issued and outstanding.

Common stock, $.001 par value, 30,000,000 share authorized, 8,820,926 issued and outstanding.

Schedule I
----------

None.

Schedule J
----------

3 Pro-E Workstations, Pro-E Modules & Server leased through Premier Funding Group as per Schedule E. $99,800

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